Exhibit 99.1

Poniard Pharmaceuticals Common Stock to be Delisted from Nasdaq Stock Market,

Intention to List on OTC Bulletin Board

Ronald A. Martell Named Chairman of the Board, Steps Down as CEO

Seattle, Wash. – January 3, 2012 – Poniard Pharmaceuticals, Inc. (NASDAQ: PARD) announced today that the Nasdaq Hearings Panel has determined to delist the Company’s common stock from the Nasdaq Stock Market and suspend trading in the shares effective at the open of business today, January 3, 2012. The delisting will be complete once the Nasdaq Stock Market files a Form 25-NSE Notification of Delisting with the Securities and Exchange Commission.

On December 22, 2011, Poniard announced that Poniard and Allozyne, Inc. had mutually agreed to terminate the Agreement and Plan of Merger and Reorganization dated June 22, 2011. The termination followed the parties’ determination that the common stock of the combined company resulting from the proposed merger would not qualify for listing on The Nasdaq Capital Market, which was a condition to closing of the merger.

Effective with the opening of business on January 3, 2012, Poniard expects its common stock to begin trading under the “PARD” symbol on the OTCQB Marketplace, until such time as the Company is able to fulfill requirements for quotation on the OTC Bulletin Board®. The transition to the OTCQB Marketplace does not change the Company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Poniard also announced today that, effective immediately, Ronald A. Martell has been appointed Chairman of the Company’s board of directors, replacing Jerry McMahon, Ph.D., and has resigned as Chief Executive Officer of the Company. The CEO position will remain vacant and the Executive Committee of the board of directors, chaired by Fred B. Craves, Ph.D., will assume responsibility for leading the Company’s management team. The Executive Committee is actively exploring alternatives for Poniard’s business and assets. Also effective immediately, Dr. McMahon, along with E. Rolland Dickson, M.D., Gary A. Lyons and Nicholas J. Simon III, resigned as Company directors.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information please visit http://www.poniard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Forward-looking statements include statements regarding the expected quotation of the Company’s common stock on the OTCQB Marketplace, the qualification of the Company’s common stock for quotation on the OTC Bulletin Board and the timing thereof, and the continued fulfillment of the Company’s reporting obligations with the SEC. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, actions by the OTCQB Marketplace and the OTC Bulletin Board and the market makers issuing quotations, if any, in the Company’s common stock in the over-the-counter marketplace, the Company’s immediate need for capital, and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

For Further Information:

Media:

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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